  Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
NANOSENSORS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NanoSensors, Inc. (the “Company”) on Form 10-QSB for the period ending August 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joshua Moser, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

 (1)     The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 12, 2007	/s/ Joshua Moser
Joshua Moser
Interim Chief Financial Officer

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to NanoSensors, Inc. and will be retained by NanoSensors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.